Beckstead and Watts, LLP
Certified Public Accountants
3340 Wynn Road, Suite C
Las Vegas, NV 89102
702.257.1984
702.362.0540 fax


INDEPENDENT ACCOUNTANTS' REVIEW REPORT


Board of Directors
Quality Exchange, Inc.
(a Development Stage Company)
Spokane, WA

We  have  reviewed  the accompanying  consolidated  balance
sheet  of  Quality Exchange,  Inc.  and  its subsidiary  (a
Nevada  corporation) (a  development stage  company) as  of
September  30, 2002 and the related consolidated statements
of  operations  for the  three-months and nine-months ended
September 30, 2002 and 2001 and for the period June 3, 1998
(Inception)   to   September  30,  2002,  and  consolidated
statements   of   cash  flows  for  the  nine-months  ended
September 30, 2002 and 2001 and for the period June 3, 1998
(Inception)   to  September   30,  2002.   These  financial
statements   are  the   responsibility  of   the  Company's
management.

We  conducted  our  reviews in  accordance  with  standards
established  by  the American Institute of Certified Public
Accountants.  A  review  of interim  financial  information
consists  principally  of applying analytical procedures to
financial data, and making inquiries of persons responsible
for  financial  and accounting matters. It is substantially
less  in  scope than an  audit conducted in accordance with
generally   accepted  auditing  standards,  which  will  be
performed   for   the  full  year  with  the  objective  of
expressing an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying financial statements referred to above for them to be in conformity with generally accepted accounting principles in the United States of America.

The  accompanying financial  statements have  been prepared
assuming  the Company  will continue as a going concern. As
discussed  in  Note  2  to the  financial  statements,  the
Company  has  had limited  operations and has not commenced
planned   principal  operations.  This  raises  substantial
doubt  about  its ability  to continue  as a going concern.
Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

G.   Brad   Beckstead,  CPA   has  previously  audited,  in
accordance  with generally accepted auditing standards, the
consolidated  balance sheet  of Quality  Exchange, Inc.  (a
development stage company) as of December 31, 2001, and the
related     consolidated    statements    of    operations,
stockholders' equity, and cash flows for the year then ended (not presented herein) and in his report dated April
3, 2002, he expressed an unqualified opinion on those financial statements.

/s/Beckstead and Watts LLP

October 24, 2002